Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2026 with respect to the consolidated financial statements of CBL International Limited and Subsidiaries (the “Company”) included in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ MRI Moores Rowland LLP

Singapore

November 5, 2026

MRI Moores Rowland LLP (T14LL1146H) 72 Anson Road #07-04 Anson House, Singapore 079911 Web www.mooresrowland.sg Tel + 65 6221 6116